EXHIBIT 10.1

AMENDMENT SEVEN TO THE

1995 KEY EMPLOYEES’ STOCK OPTION PLAN OF

DUKE REALTY INVESTMENTS, INC.

This Amendment Seven to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc. (“Plan”) is hereby adopted this 30th day of October, 2002 by Duke Realty Corporation (“Corporation”).  Each capitalized term not otherwise defined herein has the meaning set forth in the Plan.

WITNESSETH:

WHEREAS, the Corporation maintains the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 4.1 of the Plan, the Board of Directors of the Corporation (“Board”) and the Executive Compensation Committee of the Board (“Committee”) have reserved the right to amend the Plan with respect to certain matters; and

WHEREAS, the Committee has determined to amend the Plan to allow for the deferral of option distributions through the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership and to prohibit the repricing of options issued under the Plan; and

WHEREAS, the Committee has approved and authorized this Amendment Seven to the Plan;

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 4.1 of the Plan, the Plan is hereby amended, effective with respect to all options outstanding as of October 30, 2002 and all options granted after that date, by adding the following new subsection 3.3(c) to the end of Section 3.3 of the Plan:

“(c)         Repricing.  Except for adjustments made pursuant to Section 4.2, the option price per share of stock (the ‘exercise price’) for any option granted under the Plan may not be decreased after it is granted nor may any option granted under the Plan be surrendered as consideration for the grant of another option with a lower exercise price.”

All other provisions of the Plan shall remain the same.

IN WITNESS WHEREOF, Duke Realty Corporation by its officers thereunder duly authorized, has executed this Amendment Seven to the 1995 Key Employees’ Stock Option Plan of Duke Realty Investments, Inc. this 30th day of October, 2002.